                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                              Form 8-K/A



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): January 4, 1999


                         Donnelly Corporation
         (Exact name of Registrant as specified in its charter)


      Michigan              I-9716                38-0493110
 (State or other     (Commission File No.)    (IRS Employer
  jurisdiction of                              Identification No.)
  incorporation)

 49 West Third Street, Holland, Michigan          49423-2813
 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (616) 786-7000

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Item 2.     Acquisition or Disposition of Assets

Effective, January 4, 1999, Donnelly Optics Corporation ("Optics"), a wholly-owned subsidiary of the Registrant, was merged into Optics Acquisition, Inc. ("Acquisition"), a wholly-owned subsidiary of Applied Image Group, Inc. ("AIG"), a New York Corporation. The surviving corporation in this merger was Optics and its name was changed to Applied Optics, Inc. ("AOI"). Donnelly Optics Corporation designed and manufactured injection molded optical lenses for the automotive, computer and medical industries. Applied Image Group develops and manufactures opto-imaging products for the lighting, automotive, optical and photonics industries.

The transaction was effected pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated as of December 1, 1998, among the Registrant, Optics, Acquisition and AIG. The effective date of the merger was January 4, 1999.

Pursuant to the Merger Agreement, the Registrant received a $5,000,000 convertible subordinated promissory note ("Note") of AOI, guaranteed by AIG, and 13% of the outstanding AIG common stock. The Note provides that interest shall begin to accrue at 6% on January 4, 2002, with interest-only payments due each quarter beginning April 4, 2002, and the entire principal amount due January 3, 2009. The Note is convertible at anytime into shares of AIG common stock. Upon such conversion, in the full principal amount of the Note, Donnelly would hold approximately 17% of the outstanding common stock of AIG. As a result of this transaction, the financial results, assets and liabilities of Optics have been removed from the Registrant's financial statements as of December 1, 1998, and were replaced on the Registrant's balance sheet by the 13% equity interest in AIG and the $5,000,000 Note.

The terms of the Merger Agreement and the establishment of the merger consideration were arrived at as a result of arm's length negotiations between the management of the Registrant and the management of AIG. There are no material relationships between the Registrant and AIG or any of their respective affiliates, directors, officers or associates of any such directors or officers.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

           (b)  Pro Forma Financial Information

            1. Donnelly Corporation and Subsidiaries pro forma condensed combined consolidated statement of income for the three-month period ended September 26, 1998.
            2. Donnelly Corporation and Subsidiaries pro forma condensed combined consolidated statement of income for the year ended June 27, 1998.
            3. Donnelly Corporation and Subsidiaries pro forma condensed combined consolidated balance sheet as of September 26, 1998.

           (c)  Exhibits
            Agreement and Plan of Merger among Applied Image
Group, Inc., Optics Acquisition, Inc. Donnelly Corporation,
Donnelly Optics Corporation and Bruno Glavich.

                 Donnelly Corporation and Subsidiaries
        Unaudited Pro Forma Condensed Combined Consolidated
                         Financial Statements

The following Pro Forma Condensed Combined Consolidated Balance Sheet is derived from the unaudited Condensed Combined Consolidated Balance Sheet of the Registrant at September 26, 1998 after giving effect to the disposition of the net assets of the Donnelly Optics Corporation ("Optics"), a wholly-owned subsidiary of Donnelly Corporation, to Applied Image Group, Inc. as if the disposition had been completed on September 26, 1998.

Also presented are the Pro Forma Condensed Combined Consolidated Statements of Income for the fiscal year ended June 27, 1998 and the three months ended September 26, 1998, which are derived from the audited Combined Consolidated Statement of Income for the year ended June 27, 1998, and the unaudited Condensed Combined Consolidated Statement of Income for the three months ended September 26, 1998, assuming the disposition had been completed on June 29, 1997.

The unaudited pro forma data does not purport to be indicative of the results which would actually have been reported if the transaction had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical financial statements of the Company and the related notes to such financial statements.

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
DONNELLY CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF
INCOME(UNAUDITED)


                            Three Months Ended September 26, 1998
                          ----------------------------------------
                           Donnelly
                          Corporation      Assumed
In thousands,                 and         Disposition   Pro forma
except share data         Subsidiaries    of Business    Adjusted
                          ------------    -----------   ---------
                                              (A)
Net Sales                 $ 189,603       $    (686)    $ 188,917
Cost of sales               162,842            (706)      162,136
    Gross profit             26,761              20        26,781

Operating expenses:
Selling, general and
 administrative              18,588            (552)       18,036
Research and development      9,285            (714)        8,571
Operating Income (loss)      (1,112)          1,286           174
Non-operating (income) expenses:
Interest expense              2,010             (25)        1,985
Interest income                (171)                         (171)
Royalty income                 (107)                         (107)
Other income, net              (172)             (3)         (175)
    Income (loss) before
     taxes on income         (2,672)          1,314        (1,358)
Taxes on income              (1,040)            460          (580)
    Income (loss) before
     minority interest
     and equity earnings     (1,632)            854          (778)
Minority interest in net
 losses of subsidiaries         233                           233
Equity in losses of
 affiliated companies          (591)                         (591)

Net income (loss)         $  (1,990)      $     854     $  (1,136)


Net earnings (loss) per
 share of common stock:
Basic                     $   (0.20)                    $   (0.11)
Diluted                   $   (0.20)                    $   (0.11)

Weighted average common
 shares outstanding:
Basic                        10,078                        10,078
Diluted                      10,078                        10,078

The accompanying notes are an integral part of these statements.


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
DONNELLY CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF
INCOME (UNAUDITED)

                                  Year Ended June 27, 1998
                          ----------------------------------------
                           Donnelly
                          Corporation     Assumed
In thousands,                 and        Disposition   Pro forma
except share data         Subsidiaries   of Business    Adjusted
                          ------------   -----------   ---------
                                             (A)
Net sales                 $ 763,311      $  (3,994)    $ 759,317
Cost of sales               632,679         (1,642)      631,037
    Gross profit            130,632         (2,352)      128,280

Operating expenses:
Selling, general and
 administrative              70,372         (2,878)       67,494
Research and development     36,418         (2,054)       34,364
Non-recurring charges         3,468         (3,468)            0
    Operating income         20,374          6,048        26,422
Non-operating (income) expenses:
Interest expense              8,347            (98)        8,249
Interest income                (560)                        (560)
Royalty income                 (122)                        (122)
Gain on sale of equity
 Investment                  (4,598)                      (4,598)
Other income, net            (1,872)                      (1,872)
    Income before taxes
     on income               19,179          6,146        25,325
Taxes on income               5,053          2,278         7,331
    Income before minority
     interest and equity
     earnings                14,126          3,868        17,994
Minority interest in net
 losses of subsidiaries         381                          381
Equity in losses of
 affiliated companies        (1,498)                      (1,498)
    Net income            $  13,009      $   3,868     $  16,877

Net earnings per share
 of common stock:
Basic                     $    1.30                    $    1.69
Diluted                   $    1.29                    $    1.67

Weighted average common
 shares outstanding:
Basic                         9,961                        9,961
Diluted                      10,072                       10,072

The accompanying notes are an integral part of these statements.


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
DONNELLY CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
(UNAUDITED)


                                     September 26, 1998
                          ----------------------------------------
                           Donnelly
                          Corporation
In thousands,                 and
except share data         Subsidiaries   Adjustments   Pro forma
                          ------------   -----------   ---------
                                             (B)
ASSETS

Current assets:
Cash and cash equivalents $   4,194      $     (45)    $   4,149
Accounts receivable, net     98,530           (705)       97,825
Inventories                  47,182           (305)       46,877
Prepaid expenses and other
 current assets              26,367          3,532        29,899
    Total current assets    176,273          2,477       178,750
Net property, plant and
 Equipment                  177,294         (9,170)      168,124
Other assets                 45,150          7,048        52,198
    Total assets          $ 398,717      $     355     $ 399,072

LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable          $  86,551      $    (229)    $  86,322
Other current liabilities    35,655          2,364        38,019
Current maturities of
 long-term debt                 113            (40)           73
    Total current
     Liabilities            122,319          2,095       124,414
Long-term debt, less
 current maturities         135,694         (1,740)      133,954
Deferred income taxes
 and other                   37,740                       37,740
    Total liabilities       295,753            355       296,108

Minority interest               803                          803
Shareholders' equity:
Preferred stock                 531                          531
Common stock                  1,013                        1,013
Other shareholders' equity  100,617                      100,617
    Total shareholders'
     Equity                 102,161                      102,161
    Total liabilities and
     shareholders' equity $ 398,717      $     355     $ 399,072

The accompanying notes are an integral part of these statements


Notes to Pro Forma Condensed Combined Consolidated Financial
Statements (unaudited).

(A) To reflect the elimination of the sales, directly allocable expenses and related tax expense of Donnelly Optics Corporation.

(B)  To reflect the following:
     - The disposition of operating assets and liabilities related to Optics, net of related tax effects, and;
     - The recording of the convertible promissory note and the investment in the outstanding common stock of AIG, and related adjustments, in accordance with the merger agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              DONNELLY CORPORATION
                              (Registrant)


Date:  February  11, 1999	/s/ Scott E. Reed
                              Scott E. Reed
                              Senior Vice President, Chief
                               Financial Officer